Exhibit 99.3

Financial Statements []]

Business Signatures Corporation

June 30, 2006 and 2005

Business Signatures Corporation

BALANCE SHEETS

June 30,

	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$820,600	$1,868,500
Short-term investments	—	—
Accounts receivable	720,000	569,300
Prepaid expenses and other current assets	638,800	64,000

Total current assets	2,179,400	2,501,800
PROPERTY AND EQUIPMENT, Net	195,500	290,100

OTHER ASSETS, Net	129,100	216,600

Total	$2,504,000	$3,008,500

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$906,100	$541,500
Accrued liabilities	1,108,500	333,300
Deferred revenue	1,493,800	640,200
Bridge loans, net of discount	4,013,800	—
Lease obligations	—	8,300

TOTAL LIABILITIES	7,522,200	1,523,300

COMMITMENTS

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $.0001 par value; 35,307,200 shares authorized; 8,134,430 shares issued and outstanding	900	800
Series A convertible preferred stock, $.0001 par value 1,877,800 shares authorized, issued and outstanding in 2006 and 2005, (aggregate liquidation preference of $1,690,000)	1,667,600	1,667,600
Series B convertible preferred stock, 8,618,800 shares authorized; 8,361,200 shares issued and outstanding in both 2006and 2005 respectively (aggregate liquidation preference of $16,262,700)	11,145,300	11,145,300
Series C convertible preferred stock, 5,385,000 shares authorized, 927,888 and -0- shares issued and outstanding at June 30, 2006and 2005 respectively, (aggregate liquidation preference of $1,840,000	1,755,200
Additional paid-in capital	768,100	431,100
Shareholder receivables	(5,500)	(5,500)
Accumulated deficit	(20,349,800)	(11,754,100)

Total stockholders’ equity (deficit)	(5,018,200)	1,485,200

Total liabilities and stockholders’ equity (deficit)	$2,054,000	$3,008,500

The accompanying notes are an integral part of these financial statements.

Business Signatures Corporation

STATEMENTS OF OPERATIONS

Six months ended June 30,

	2006	2005
Revenues	$802,500	$233,900
Cost of sales	(536,200)	(306,700)

Gross margin	266,300	(72,800)

Operating expenses
Research and development	2,635,500	2,473,800
Sales and marketing	1,198,700	727,300
General and administrative	740,400	429,200
Amortization of intangible assets	43,700	47,800

Total operating expenses	4,618,300	3,678,100

Loss from operations	(4,352,000)	(3,750,900)

Other income (expense)
Interest income	22,900	67,600
Interest expense	(69,500)	(24,600)

NET LOSS	$(4,398,600)	$(3,707,900)

The accompanying notes are an integral part of these financial statements.

Business Signatures Corporation

STATEMENTS OF STOCKHOLDERS’ EQUITY

Period from December 31, 2004 through June 30, 2006

			Series A Convertible		Series B Convertible		Series C Convertible		Additional paid-in capital	Shareholder receivable	Unrealized investment gain/loss	Accumulated deficit	Total stockholders’ equity (deficit)
	Common Stock		Preferred Stock		Preferred Stock		Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
BALANCES, December 31, 2004	7,950,900	$800	1,877,800	$1,667,600	8,213,500	$10,960,300			$413,300	$(29,500)	$(4,600)	$(8,046,200)	$4,961,700
Exercise of options	154,100								14,800				14,800
Stock compensation	—								93,900				93,900
Stock issued for consulting services, net of repurchases	(13,700)								400				400
Issuance of Series B preferred stock at $1.32 per share (net of issuance costs of $10,000) in January 2005					147,700	185,000							185,000
Unrealized gain/loss on investments											4,600		4,600
Payments received on shareholder receivables										24,000			24,000
Net loss												(7,905,000)	(7,905,000)

BALANCES, December 31, 2005	8,091,300	$800	1,877,800	$1,667,600	8,361,200	$11,145,300			$522,400	$(5,500)		$(15,951,200)	$(2,620,600)
Stock compensation									218,600				218,600
Stock issued for consulting services & option exercises, net of repurchases	43,130	100							27,100				27,200
Issuance of 927,888 Series C preferred stock in April 2006, net proceeds of $1,755,216							927,900	1,755,200					1,755,200
Net Loss	—	—	—	—	—	—	—	—	—	—	—	(4,398,600)	(4,398,600)

BALANCES, June 30, 2006	8,134,430	$900	1,877,800	$1,667,600	8,361,200	$11,145,300	927,900	$1,755,200	$768,100	$(5,500)	—	$(20,349,800)	$(5,018,200)

The accompanying notes are an integral part of this financial statement.

Business Signatures Corporation

STATEMENTS OF CASH FLOWS

Six months ended June 30,

	2006	2005
Cash flows from operating activities:
Net loss	$(4,398,600)	$(3,707,900)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	158,800	110,500
Stock compensation expense	218,800	14,500
Provision for doubtful accounts	43,000	—
Changes in assets and liabilities:
Accounts receivable	(84,900)	(479,300)
Prepaid expenses and other assets	(539,500)	49,000
Accounts payable	506,800	185,300
Accrued liabilities	745,200	97,500
Deferred revenue	570,600	354,400

Net cash used in operating activities	(2,779,800)	(3,376,000)
Cash flows from investing activities:
Purchase of assets	(57,500)	(276,500)
Long-term deposits	—	(3,100)
Purchase of investments	—	4,600
Proceeds from investments	—	3,422,400

Net cash provided by (used in) investing activities	(57,500)	3,147,400
Cash flows from financing activities:
Proceeds from issuance of convertible preferred stock - net of issuance costs of $68,500 and $10,000 for 2006 and 2005, respectively	1,755,200	185,000
Proceeds from bridge loans	1,250,000	—
Payments received on shareholder receivables	—	24,000
Notes receivable issued to shareholders	—	—
Proceeds from exercise of stock options	27,200	3,300

Net cash provided by financing activities	3,032,400	212,300

Net increase (decrease) in cash and cash equivalents	195,100	(16,300)
Cash and cash equivalents - beginning of period	625,500	1,884,800

Cash and cash equivalents - end of period	$820,600	$1,868,500

The accompanying notes are an integral part of this financial statement.

Business Signatures Corporation

NOTES TO FINANCIAL STATEMENTS

NOTE A - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization

Business Signatures Corporation, (the “Company”) was incorporated in Delaware on December 26, 2001. The Company’s goal is to create the world’s first platform for protecting and servicing online customers with market expertise by allowing companies to track and manage customers’ online experience while ensuring security. Based on a new data management technology, the Business Signatures Intent Processor is the underlying platform that allows for the detection of fraudulent intent as opposed to the normal purpose of online customers and signals that immediate action must be taken.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly-liquid instruments acquired with an original maturity of three months or less to be cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents to the extent they exceed federal insurance limits. Risks associated with cash and cash equivalents are mitigated by banking with institutions which management believes are creditworthy.

Revenue Recognition

The Company generates revenues from licensing software and providing related services and recognizes revenue in accordance with accounting principles generally accepted in the United States of America, as set forth in American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) 97-2, Software Revenue Recognition, and AICPA SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions, and Securities and Exchange Commission Staff Accounting Bulletin No. 104, Revenue Recognition, and other related pronouncements. In accordance with these statements, the Company recognizes revenue upon meeting each of the following criteria:

•	Existence of persuasive evidence of an arrangement. Persuasive evidence generally is a purchase order, license agreement or other contract.

NOTE A - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES - Continued

•	Delivery of product. Delivery has occurred when the customer is given online access to the software.

•	Fee is fixed or determinable. A fee is deemed to be fixed or determinable when it is not subject to subsequent refund or adjustment.

•	Collection is deemed probable.

•	Vendor-specific objective evidence exists to allocate fees to the undelivered elements of the arrangement.

•	Service revenue includes maintenance revenue and revenue from consulting and training services.

The Company defers maintenance revenue and recognizes it ratably over the maintenance term, typically one year. Consulting and training revenues are deferred and recognized as those services are performed.

When licenses and services are sold together, the Company recognizes license fees upon shipment, provided that (1) the above criteria have been met, (2) payment of the license fee is not dependent upon the performance of the services, and (3) the services do not provide significant customization of the software and are not essential to the functionality of the software for which a license was sold. For arrangements that do not meet the above criteria, the Company defers revenue recognition until all of the criteria are met.

When licenses are sold as “time-based” the license includes maintenance as part of the license fee. The Company does not unbundled the maintenance fee for these licenses and consequently recognizes revenue for both the software and the maintenance ratably over the life of the maintenance after revenue recognition criteria are met.

Accounts Receivable

The Company’s receivables are generated from licensing software and related services. The Company records a receivable when there is a legally binding arrangement and amounts are billable under the terms of the agreement. Credit is extended based on evaluation of each customer’s financial condition. The Company evaluates the need for an allowance on specific accounts by considering several factors, including the length of time the trade receivables are past due, the Company’s previous loss history, and the customer’s current ability to pay its obligations to the Company. For the periods ended June 30, 2006 and 2005, the Company determined an allowance of $43 and $0 respectively was required for accounts receivable.

NOTE A - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES – Continued

Research and Development and Software Development Costs

Research and development costs are expensed as incurred. Capitalization of software development costs begins upon the establishment of technological feasibility of the product. To date, the period between achieving technological feasibility, which the Company has defined as the establishment of a working model that typically occurs when beta testing commences, and the general availability of such software has been short, and as such, software development costs qualifying for capitalization have been insignificant.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Maintenance and repairs are charged to expense as incurred; renewals and betterments are capitalized. Depreciation is taken on assets placed into service using the straight-line method over estimated useful lives of two to five years. Depreciation expense was $114,921 and $62,889 for the six months ended June 30, 2006 and 2005, respectively.

Intangible Assets

Intangible assets are stated at cost less accumulated amortization and are included with other assets on the balance sheet. Amortization is calculated using the straight-line method over the estimated useful lives of three to five years.

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount an impairment loss would be measured based on the discounted cash flows compared to the carrying amount.

Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, as well as net operating loss and tax credit carryforwards, net of a valuation allowance to reduce deferred tax assets to amounts that are more likely than not to be realizable.

Stock-Based Compensation

In December 2004, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123(R)”), which is a revision of FASB Statement No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”). SFAS No. 123(R) supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and amends FASB Statement No. 95, “Statement of Cash Flows”. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement, over the service period, based on their grant-date fair values. Pro forma disclosure is no longer an alternative.

SFAS No. 123(R) is effective for the first annual period beginning after June 15, 2005 and, therefore, the Company adopted SFAS No. 123(R) in the first quarter of 2006, recognizing compensation expense for employee stock awards. The Company adopted SFAS No. 123(R) using the modified prospective method, in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS No. 123(R) for all share-based payments granted after the effective date and (b) based on the requirements of SFAS No. 123 for all awards granted to employees prior to the effective date of SFAS No. 123(R) that remain unvested on the effective date.

NOTE B - LIQUIDITY

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company incurred net losses of $4,398,600 and $3,707,900 during the six months ended June 30, 2006 and 2005, respectively, and had an accumulated deficit of $20,349,800 as of June 30, 2006. In addition, the Company used cash in operating activities of $2,779,800 and $3,376,000 during the six months ended June 30, 2006 and 2005, respectively. These factors raise substantial doubt as to the Company’s ability to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Management is attempting to have the Company become cash flow positive in the next two years by generating and collecting revenue upon release of its products into the marketplace and obtaining additional financing from current and/or new investors. No assurances can be given that such events will occur.

On July 19th, 2006, subsequent to the end of the period ended June 30, 2006, the Company completed the sale of all of its outstanding shares of capital stock to Entrust, Inc. for approximately $49 million in cash and options and now operates as a wholly-owned subsidiary of Entrust, Inc. Refer to Note I- Subsequent Events for further information.

NOTE C - PROPERTY AND EQUIPMENT

Property and equipment at June 30, consist of the following:

	2006	2005
Furniture and fixtures	$20,100	$14,900
Office equipment	7,700	7,700
Computer equipment and software	443,900	329,500
Leasehold improvements	21,400	21,400

	493,100	373,500
Accumulated depreciation	(297,700)	(83,400)

Property and equipment, net	$195,500	$290,100

NOTE D - PURCHASE OF ASSETS

In October 2004 the Company completed the acquisition of selected assets of a small software company with total purchase price of $350,000. The purchase price was allocated to tangible assets, customer base and technology.

Tangible assets are being used in its operations and have a total value of approximately $33,700. They include business equipment, office furniture and computer hardware. Tangible assets are amortized through their remaining economic lives.

The customer base was valued at $215,300 at the time of acquisition. In December 2004, after meeting with the acquired customers and developing a more complete understanding of what the Company will need to do to develop a relationship with those customers, the Company believes that fewer of the acquired customers will stay as customers of the Company. Therefore, in December 2004, the Company determined that this asset was impaired and recorded an impairment charge of $53,800. The remaining value of the customer base is being amortized using a three-year life.

The remaining $101,000 of the purchase price is the value of acquired patents and intellectual property. The Company’s discounted cash flow projections indicate that this value is recoverable and is amortizing these costs using a three-year useful life.

NOTE E - INTANGIBLE ASSETS

The carrying value of assets are as follows:

	June 30, 2006
	Carrying value	Accumulated amortization	Net carrying value
Customer base	$161,500	$(89,723)	$71,777
Intellectual property	149,548	(104,669)	44,879

Total	$311,048	$(194,392)	$116,656

	June 30, 2005
	Carrying value	Accumulated amortization	Net carrying value

Customer base	$161,500	$(35,889)	$125,611
Intellectual property	149,548	(71,011)	78,537

Total	$311,048	$(106,900)	$204,148

Estimated future amortization of intangible assets as of June 30, 2006 is as follows:

Six months ending June 30, 2006

2006 (July 1 to December 31)	$43,746
2007	$72,910

NOTE F - BRIDGE LOANS PAYABLE

In the second half of 2005, the Company issued additional convertible promissory notes (the “2005 Notes”) to investors for proceeds of $2,750,000, bearing interest at 3.45% and due June 30, 2006. In January 2006 the Company issued additional notes for proceeds of $1,250,000 with same terms and due date as the 2005 Notes.

If the Company completes a financing of $3 million or greater before the due date the 2005 Notes will be converted to additional shares of the class of stock in and at the price of the new shares issued in such financing, and the investors will receive warrants to purchase shares of this new class of stock at the purchase price of the new shares issued in such financing. If the Company is purchased, or there is a similar liquidating transaction, the notes and related warrants will be converted into a new class of preferred, Series B1, pari passu with the existing Series B convertible preferred stock of the Company. If there is no liquidation transaction or offering of new shares for $3 million or more by the due date then the Company and the noteholders will negotiate the terms for the conversion of the 2005 Notes into equity of the Company.

Subsequent to June 30, 2006, the full loan payable was converted to Series C preferred stock pursuant to the purchase of the Company’s common stock by Entrust, Inc. Refer to Note I- Subsequent Events for further information.

NOTE G - STOCKHOLDERS’ EQUITY

Common Stock

In 2002, the founders of the Company were issued 5,508,000 shares of restricted common stock for $7,000 plus intellectual property for the Company’s products. As of December 31, 2005, all repurchase rights of the Company had lapsed.

In 2005, 2004 and 2003, the Company issued 8,500, 282,200, and 452,500 shares of common stock to consultants and other parties. The company recorded expense of $1,300, $67,000, and $1,300, respectively related to stock issued to consultants, in the accompanying statement of operations. In 2005, the Company repurchased 22,200 shares of stock previously issued to consultants for $900. In the six month period ended June 30, 2006, the company issued 43,130 shares of common stock for $27,200.

In 2003, the Company issued 400,000 shares of common stock to a shareholder in exchange for a note receivable, which was paid in 2004 and 2005.

Convertible Preferred Stock (Series A and B)

Series A

In 2002 the Company issued 1,877,800 shares of Series A convertible preferred stock for net proceeds of $1,667,600.

Series B

In 2003, the Company issued convertible promissory notes (the “2003 Notes”) to investors for proceeds of $1,608,000, bearing interest at a rate of 1.6% and due in 2004. Additionally, in 2004, the company issued additional 2003 Notes for proceeds of $100,000, with the same terms and due date as the original issuance of the 2003 Notes. In connection with the issuances of the 2003 Notes, the Company recorded a debt discount of $189,000, representing the beneficial conversion feature of the 2003 Notes, which was amortized to interest expense over the term of the 2003 Notes using the effective interest method.

In May 2004, the Company issued 6,909,100 shares of Series B preferred stock for net proceeds of $9,013,800. In connection with this financing round, the 2003 Notes and related accrued interest were converted into 1,304,400 shares of Series B convertible preferred stock. In connection with the conversion, the Company granted warrants to the investors to purchase an additional 258,000 shares of Series B convertible preferred stock at $1.32 per share. The warrants were immediately vested and have a term of four years. The warrants were valued at $221,500, as determined using the Black-Scholes option pricing model with the following assumptions: deemed fair value of preferred stock of $1.32 per share; contractual life of five years; risk-free interest rate of 2.7%; and 0% dividend rate. Such amount was recorded to interest expense in the period ended December 31, 2004, when the notes were converted.

In January 2005 the Company issued 147,700 additional shares of Series B preferred stock for net proceeds of $185,000.

The significant terms of the Series A convertible preferred stock (“Series A”) and the Series B convertible preferred stock (“Series B”) are as follows:

Conversion

Series A and B

Each share of Series A and Series B is convertible, at the option of the holder, into one share of common stock. Each share will automatically convert upon an initial public offering which results in gross offering proceeds of no less than $25,000,000, or the date specified by written consent or agreement of the holders of two-thirds of the voting power of the then outstanding shares of Series A and Series B preferred stock, voting together on an as-converted basis.

Subsequent to June 30, 2006, outstanding Series A and Series B stock was converted to common stock pursuant to the purchase of the Company’s common stock by Entrust, Inc. Refer to Note I- Subsequent Events for further information.

Dividends

Series A and B

Holders of Series A and Series B are entitled to dividends, at a rate of $0.0720 and $0.1056, respectively, per share per annum, when and if declared by the Board of Directors. No dividends have been declared from inception through June 30, 2006. The dividends for the Series A and Series B preferred shares are not cumulative.

Liquidation Preference

Series B

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series B shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Series A preferred stock or common stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $1.98 (as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series B then held by them, plus (ii) declared but unpaid dividends. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series B in proportion to the preferential amount each such holder is otherwise entitled to receive.

Series A

After the holders of Series B have been paid in full, the holders of Series A preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock by reason of their ownership thereof, an amount per share equal to the sum of (i) the original Series A issue price (of $0.90 per share and as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series A then held by them, plus (ii) declared but unpaid dividends. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A in proportion to the preferential amount each such holder is otherwise entitled to receive.

Voting Rights

Series A & B

Preferred shareholders are entitled to the number of votes equal to the number of shares of common stock into which such shares could be converted on the record date for the vote or consent of shareholders and shall have voting rights and powers equal to the voting rights and powers of the common stock.

Convertible Preferred Stock (Series C)

In April 2006 the Company issued 927,888 shares of Series C preferred stock for net proceeds of $1,755,200. The significant terms of the Series C preferred stock (“Series C”) are as follows:

Conversion

Each share of Series C is convertible, at the option of the holder, into one share of common stock. Each share will automatically convert upon an initial public offering which results in gross offering proceeds of no less than $25,000,000, or the date specified by written consent or agreement of the holders of two-thirds of the voting power of the then outstanding shares of Series A, Series B and Series C preferred stock, voting together on an as-converted basis.

Dividends

Holders of Series C are entitled to dividends, at a rate of $0.1586 per share per annum, when and if declared by the Board of Directors. No dividends have been declared to date. The dividends for the Series C preferred shares are not cumulative.

Non-employee Stock Options Issued for Services

During the years ended December 31, 2005, 2004 and 2003, the Company issued non-statutory options to non-employees for consulting services for the purchase of 189,500, 54,700 and 6,000 shares of common stock, respectively, at an exercise price of $0.15, $0.13 and $0.09 per share for 2005, 2004 and 2003 respectively.

In accordance with SFAS No. 123 and its related interpretations, the Company accounted for these awards under the fair value method. Accordingly, the Company recorded compensation expense at each vesting date equal to the fair value of the vested options. The fair value of the options was valued using the Black-Scholes option pricing model with the following weighted average assumptions: expected life ranging from nine to ten years; risk-free interest rate of 4.0%; volatility of 80%; and no dividend payments during the expected term. The compensation expense recorded during the years ended December 31, 2005, 2004 and 2003 aggregated $65,400 $7,900 and $900, respectively, and was recognized in the accompanying statement of operations as the related services were performed.

NOTE H - COMMITMENTS

The Company leases its facility under a non-cancelable operating lease agreement which expires in fiscal year 2007. At June 30, 2006, total future minimum lease payments under the operating lease were:

Amount
2006 (July 1 to December 31)	$70,250
2007	55,900
2008 and thereafter	—

Total	$126,150

Rent expense was $70,270 and $61,716 for the six months ended June 30, 2006 and 2005, respectively.

NOTE I - SUBSEQUENT EVENTS

Entrust Acquisition

On July 19th, 2006, subsequent to the end of the quarter ended June 30, 2006, the Company sold of all of its outstanding shares of capital stock to Entrust, Inc. for approximately $49 million in cash and options and now operates as a wholly-owned subsidiary of Entrust, Inc.

In connection with this sale the Company’s Series A preferred stock converted to shares of common stock. The $4.1 million of bridge loans converted to Series C Preferred Stock under conversion terms associated with these arrangements.

A total of 86 warrants for the purchase of Series B Preferred Stock were net exercised with cash proceeds of $113,000, warrants for the purchase of Series C Preferred Stock were net exercised with cash proceeds of $200,000, and 1,235,720 options for the purchase of Common Stock were exercised with cash proceeds of $282,000.

NOTE J - STOCK-BASED COMPENSATION AND STOCK OPTION PLANS

Under the Company’s 2002 Stock Incentive Plan (“the Plan”), a total of 3,432,000 incentive and non-statutory stock options may be granted to employees, officers, directors or consultants and generally expire ten years from the date of grant. Incentive options may only be granted to employees at an exercise price of no less than fair value on the date of grant. Non-statutory options may be granted at an exercise price of no less than 85% of fair value on the date of grant. For owners of more than 10% of the Company’s common stock, options may only be granted for an exercise price of no less than 110% of fair value and these options generally expire five years from date of grant. Options generally vest and become exercisable at a rate of 25% on the one-year anniversary of the vesting commencing date, which may precede the grant date, and 1/48th per month thereafter.

SFAS No. 123(R) Adoption

In December 2004, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123(R)”), which is a revision of FASB Statement No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”). SFAS No. 123(R) supersedes APB Opinion No. 25, “Accounting for Stock

Issued to Employees”, and amends FASB Statement No. 95, “Statement of Cash Flows”. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement, over the service period, based on their grant-date fair values. Pro forma disclosure is no longer an alternative.

SFAS No. 123(R) is effective for the first annual period beginning after June 15, 2005 and, therefore, the Company adopted SFAS No. 123(R) in the first quarter of 2006, recognizing compensation expense for employee stock awards. The Company adopted SFAS No. 123(R) using the single approach method, in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS No. 123(R) for all share-based payments granted after the effective date and (b) based on the requirements of SFAS No. 123 for all awards granted to employees prior to the effective date of SFAS No. 123(R) that remain unvested on the effective date.

As previously permitted by SFAS No. 123, the Company formerly accounted for share-based payments to employees using APB Opinion No. 25’s intrinsic value method and, as such, generally did not recognize compensation cost for employee stock options.

For the six months ended June 30, 2006 compensation cost of $41 was recognized for employee stock options. This compensation cost included estimation of expected forfeitures. Forfeiture estimations are based on analysis of historical forfeiture rates.

Valuation of Stock Options Granted Prior to the Adoption of SFAS No. 123(R)

Under the previous provisions of SFAS No. 123, the fair value of options was estimated, as of the date of grant, using the Black-Scholes option pricing model. The Company believes the inputs and method used to value these options under SFAS No. 123 pro-forma disclosures were reasonable, and hence, no correction to the original fair value estimation has been made to outstanding, unvested, stock options as at January 1, 2006. Under the Black-Scholes option pricing model, input assumptions are determined at the time of option grant and are not adjusted for the life of that grant. The following weighted average assumptions were used in the option fair value calculations.

Year of Grant	2003	2004	2005
Expected Term (years)	6	6	6
Expected Volatility	80%	80%	80%
Expected Dividend Yield	—	—	—
Discount Rate - Bond Equivalent Yield	3.0%	3.4%	4.0%

The total compensation cost related to non-vested stock option awards not yet recognized and the related weighted –average period remaining for stock options is as follows:

As at June 30, 2006 Unearned Compensation Cost	Weighted-average Service Period Remaining in Years
$263,000	2.76

Stock Options

The following tables summarize information concerning outstanding stock options at June 30, 2006:

Range of Exercise Prices	Options Outstanding				Options Exercisable
	Number of Options Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Aggregate Intrinsic Value	Number of Options Exercisable	Weighted Average Exercise Price	Aggregate Intrinsic Value
$0.09 to $0.09	89,000	6.60	$0.09	$159	79,000	$0.09	$137
$0.12 to $0.12	220,000	7.82	$0.12	376	129,583	$0.12	222
$0.15 to $0.15	1,764,2002	8.80	$0.15	2,963	530,339	$0.15	890
$0.67 to $0.67	548,600	9.66	$0.67	636	50,834	$0.67	59

Total	2,621,800			$4,134	789,756		$1,308

Stock Award Plans Summary of Activity

Summary of activity for stock options under the 2002 Plan and the Prior Plans is set forth below:

	Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value		Weighted Average Fair Value	Weighted Average Remaining Contractual Life
Outstanding as of Dec 31, 2005	2,158,700	$0.14		$3,637	$0.25	8.86
Vested	562,700	$0.14	$		$0.19	8.61
Unvested	1,596,000	$0.15		$3,637	$0.27	9.26
Exercisable as of Dec 31, 2006	564,700	$0.14		$—	$0.19	8.61

Granted	548,600	$0.67		$636	$0.65	9.65
Exercised	(3,000)	$0.09		$5	$0.10	8.19
Canceled	(82,500)	$0.15		$137	$0.19	8.41
Vested (Expired)	(82,500)	$0.15		$137	$0.18	8.41
Outstanding as of Jun 30, 2006	2,621,800	$0.25		$4,131	$0.33	8.83
Vested	789,756	$0.17		$1,308	$0.23	8.32
Unvested	1,832,044	$0.29		$2,823	$0.38	9.04
Exercisable as of Jun 30, 2006	789,756	$0.17		$1,308	$0.23	8.32

NOTE K. MARKETABLE AND OTHER INVESTMENTS

Short-term investments consist of equity securities, primarily mutual funds. Equity securities are classified as available-for-sale or trading and, accordingly, are carried at fair value. Unrealized gains and losses related to available-for-sale securities are reflected in stockholders’ equity.